As filed with the Securities and Exchange Commission on August 9, 2001
                                                      Registration No. 333-78909

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                              CITRIX SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             75-2275152
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                 6400 NW 6TH WAY
                            FT. LAUDERDALE, FL 33309
                                 (954) 267-3000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                                MARK B. TEMPLETON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CITRIX SYSTEMS, INC.
                                 6400 NW 6TH WAY
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 267-3000

 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                              --------------------

                                    Copy to:
                            JONATHAN M. MOULTON, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                                BOSTON, MA 02110
                                 (617) 248-7000

         The Registrant hereby removes from registration under this Registration Statement (No. 333-78909) $4,580,000 principal amount at maturity of the Registrant's Zero Coupon Convertible Subordinated Debentures due March 22, 2019 (the "Debentures") and 11,946,256 shares of the Registrant's common stock, $.01 par value per share (the "Common Stock"), registered hereunder, that have not been sold or transferred pursuant to this Registration Statement.(1)

         As of the date hereof, $845,215,000 principal amount at maturity of the Debentures and 5,764 shares of Common Stock have been sold or otherwise transferred by selling stockholders under this Registration Statement.(2)















--------
(1) The number of shares of Common Stock previously registered reflects a two-for-one stock split effective as of January 31, 2000.

(2) The difference in the aggregate principal amount at maturity of Debentures previously registered hereunder ($850,000,000) and the sum of the amounts listed above ($849,795,000) reflects Debentures which have been converted into Common Stock.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, in the State of Florida, on this 9th day of August, 2001.

                          CITRIX SYSTEMS, INC.


                           By: /s/ MARK B. TEMPLETON
                              ------------------------------------------------
                               President, Chief Executive Officer and Director (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



         SIGNATURE                                             TITLE                                      DATE
         ---------                                             -----                                      ----
/s/ MARK B. TEMPLETON                 President, Chief Executive Officer and Director                  August 7, 2001
-------------------------------       (Principal Executive Officer)
Mark B. Templeton

              *                       Chairman of the Board                                            August 7, 2001
-------------------------------
Roger W. Roberts

/S/ JOHN P. CUNNINGHAM                Senior Vice President, Finance and Operations and Chief          August 7, 2001
-------------------------------       Financial Officer (Principal Financial Officer)
John P. Cunningham

/S/ DAVID D. URBANI                   Vice President, Controller                                       August 7, 2001
-------------------------------       (Principal Accounting Officer)
David D. Urbani

              *                       Director                                                         August 7, 2001
-------------------------------
Kevin R. Compton

              *                       Director                                                         August 7, 2001
-------------------------------
Stephen M. Dow

              *                       Director                                                         August 7, 2001
-------------------------------
Robert N. Goldman

              *                       Director                                                         August 7, 2001
-------------------------------
John W. White

              *                       Director                                                         August 7, 2001
-------------------------------
Tyrone F. Pike

/s/ MARVIN W. ADAMS                   Director                                                         August 7, 2001
-------------------------------
Marvin W. Adams

*By: /s/ MARK B. TEMPLETON            Attorney-in-Fact                                                 August 7, 2001
     --------------------------
       Mark B. Templeton




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